For Immediate Release

January 12, 2026

FrontView REIT Updates Investment Activity and Provides Sector-Leading Property Disclosure

Dallas, TX – FrontView REIT (“FrontView” or the “Company”) today announced results for its fourth quarter and full-year 2025 investment activity, provides outlook for its Q1 2026 acquisition pipeline, and introduces sector-leading portfolio transparency disclosures.

FOURTH QUARTER 2025 INVESTMENT ACTIVITY UPDATE

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Acquired 7 properties for a purchase price of $41.3 million with a cash yield of 7.46%, a weighted average lease term of 13.1 years, and annual escalators of 1.2%
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Sold 11 properties for an aggregate $17.8 million, including 7 occupied properties with a cash yield of 6.82% and a weighted average lease term of 6.9 years

FULL YEAR 2025 INVESTMENT ACTIVITY UPDATE

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Acquired 32 properties for a purchase price of $124.1 million with a cash yield of 7.74%, a weighted average lease term of 12.4 years, and annual escalators of 1.4%
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Sold 36 properties for an aggregate $78.0 million, including 26 occupied properties with a cash yield of 6.79% and a weighted average lease term of 7.9 years

PRELIMINARY Q1 INVESTMENT PIPELINE

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For the first quarter 2026, our investment pipeline currently under PSA or under PSA negotiations includes 9 acquisitions for $31.5 million and 3 dispositions for $4.9 million. For the quarter, we expect net investment activity to be approximately $25 million with an average cap rate ranging between 7.25% and 7.50%.
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The company will draw $25 million of the Convertible Perpetual Preferred security on February 10th, 2026.

ENHANCED PROPERTY DISCLOSURE

FrontView has expanded the property-level disclosure available to investors on the Corporate website. Investors can now access 100% of the Company’s real estate portfolio, including individual property addresses, through integrated Google Maps links for each asset.

These enhanced disclosures display the portfolio on an asset-by-asset basis, highlighting the quality and fundamentals of FrontView’s well-located assets, which feature prominent frontage in strong retail corridors. This transparency reflects FrontView’s commitment to best-in-class disclosure across the net lease sector and underscores the Company’s real-estate-first investment philosophy. The updated property list can be found under the "Portfolio Leases" section of the FrontView REIT Investor Relations website.

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily properties with frontage that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. FrontView’s tenants include service-oriented businesses, such as cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, restaurants, pharmacies, convenience and gas stores, car washes, fitness operations, home improvement stores, grocery stores, professional services as well as general retail tenants.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our ability to draw on the Convertible Perpetual Preferred security, to execute our business and acquisition strategies, or to complete the sale and disposition of our investment pipeline on favorable terms, if at all, involve known and unknown risks and uncertainties, which may cause the Company’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to fluctuations in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which the Company filed with the SEC on March 20, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the SEC on August 14, 2025, each of which you are encouraged to read, and are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Company Contact

investorrelations@frontviewreit.com